Exhibit 10.1

WAIVER

This Waiver, dated as of December 5th, 2021 (the "Waiver"), is made by and between Code Chain New Continent Limited (the “Company”) and Univest Securities, LLC ("Univest"), and together with the Company, the “Parties”). Capitalized terms used and not defined in this Waiver have the respective meanings assigned to them in the Placement Agent Agreement (as defined below).

WHEREAS, the Parties entered into a Placement Agency Agreement, dated February 18, 2021 (the " Placement Agency Agreement "), pursuant to which Univest agreed to serve as the placement agent, on a “reasonable best efforts” basis, in connection with the placement of registered shares of common stock of the Company and unregistered warrants to purchase common stock of the Company.

WHEREAS, pursuant to Section 9 of the Placement Agency Agreement, the Company granted Univest the right of first refusal (“ROFR”) for the period of twelve (12) months from the Closing Date to provide investment banking services to the Company on an exclusive basis in all matters for which certain investment banking services are sought by the Company, which right is exercisable in the Placement Agent’s sole discretion;

WHEREAS, the Company wishes to buy out the ROFR and terminate any existing investment banking relationship with Univest prior to the expiry of the 12-month period;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               Waiver. In consideration of the payment of the Waiver Fee (as defined in Section 2 of this Waiver), Univest hereby waives and forfeits its ROFR in its entirety for any future financing or offering to be completed by the Company. Company shall be released of any obligation in connection with the ROFR. For the avoidance of any doubt, such waiver and forfeiture shall be effective as of the date of this Waiver, the Company’s participation in any future offering or financing shall not constitute a breach of any of the Company’s obligations under the Placement Agency Agreement and Univest shall not be entitled to any compensation in connection with any future offering or financing by the Company.

2.               Waiver Fee. The “Waiver Fee” shall be US$1,800,000, must be payable by the Company 30 days from the date hereof. This Waiver shall constitute a debt to Univest prior to such payment in full.

The Waiver Fee shall be paid to Univest by wire transfer to: ABA Routing No: [***]

SWIFT Code: [***]

Bank Name: [***]

Bank Address: [***]

Beneficiary Account Name: [***]

Beneficiary Account No: [***]

Beneficiary Address: [***]

3.	Miscellaneous.

(a)             This Waiver shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(b)             This Waiver may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Waiver electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Waiver.

(c)             This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. All other subject matters not contain herein shall be governed by the Placement Agency Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Waiver on the date first written above.

CODE CHAIN NEW CONTINENT LIMITED

By:	/s/ Tingjun Yang
Name:	Tingjun Yang
Title:	Chief Executive Officer

UNIVEST SECURITIES, LLC

By:	/s/ Edric Yi Guo
Name:	Edric Yi Guo
Title:	Chief Executive Officer

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